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Exhibit 99.3

McDATA CORPORATION
CONSULTING AND NON-COMPETITION AGREEMENT

        THIS CONSULTING AND NON-COMPETITION AGREEMENT (the "Agreement") is entered into subject to and effective as of June 1, 2005 (the "Effective Time") by and between McDATA CORPORATION, a Delaware corporation (the "Company"), and THOMAS G. HUDSON ("Consultant").

Recitals

        WHEREAS Consultant has been the President and CEO of Computer Network Technology Corporation, a Minnesota corporation ("CNT"); and

        WHEREAS, this Agreement is entered into in connection with that certain Agreement and Plan of Merger, dated as of January 17, 2005, as amended (the "Merger Agreement"), by and among the Company, Condor Acquisition, Inc., a Minnesota corporation and wholly-owned subsidiary of the Company ("Sub"), and CNT, pursuant to which the Company is to acquire CNT through a statutory merger in which Sub is to merge into CNT, with CNT surviving as a wholly-owned subsidiary of the Company (the "Merger"); and

        WHEREAS, Consultant has gained certain valuable knowledge and expertise in connection with CNT's strategy, products, services, organization, customers, partners and other proprietary matters related to CNT's business; and

        WHEREAS, the parties hereto believe that the non-competition provisions set forth in Section 8 of this Agreement are reasonably necessary to preserve the value of the business being acquired by the Company as a result of the Merger; and

        WHEREAS, the parties hereto wish to enter into this Agreement to set forth the terms and conditions of Consultant's future obligations to the Company, including Consultant's non-compete obligations set forth in Section 8 of this Agreement, for which Consultant will receive consideration as more fully set forth on Exhibit B attached hereto;

        NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agrees as follows:

Agreement

        1.     Consulting Relationship. During the term of this Agreement, Consultant will provide on demand consulting services (the "Services") to the Company as described, and on the terms set forth, on Exhibit A attached to this Agreement. Consultant shall use commercially reasonable efforts to perform the Services in a manner reasonably satisfactory to the Company.

        2.     Consideration. As consideration for the Services to be provided by Consultant, the Company shall pay to Consultant the consideration specified on Exhibit B attached to this Agreement. Such consideration shall be paid to Consultant during his lifetime, and to his spouse, if she survives him, after his death, or if there is no surviving spouse, to his estate.

        3.     Support. The Company will provide Consultant with such support facilities and space as may be required in the Company's reasonable judgment to enable Consultant to perform the Services properly.

        4.     Expenses. Consistent with the Company's policies, the Company shall reimburse Consultant for out-of-pocket expenses reasonably incurred by Consultant in the performance of the Services requested by the Company hereunder.

        5.     Term and Termination. Consultant shall serve as a consultant to the Company for a period commencing on the day immediately after the closing of the Merger (the "Closing Date") and will continue to provide the Services as requested by the Company pursuant to the terms hereof for up to twelve (12) months thereafter. This Agreement is not terminable for any reason, including the death of Consultant. The parties hereto may extend the term of the Agreement upon the written consent of both parties. Notwithstanding any other provision set forth herein to the contrary, any such termination of this Agreement shall not affect the non-competition obligation of Consultant set forth in Section 8 below.

        6.     Independent Contractor. Consultant's relationship with the Company will be that of an independent contractor and not that of an employee. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from payments made to Consultant for taxes, all of which will be Consultant's responsibility. Consultant will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company, without the prior written authorization of the Company.

        7.     Supervision of Consultant's Services. All Services to be performed by Consultant will be at the direction of the Company's CEO and Chairman. Consultant may be reasonably required to prepare written reports as to the progress of various Services.

        8.     Covenant Not to Compete. In consideration of the Company entering into this Agreement with Consultant, Consultant agrees that during the "Restricted Period" (as hereinafter defined), Consultant shall not, directly or indirectly, provide services to any "Competing Business" (as hereinafter defined), in any manner or capacity (e.g., as an advisor, investor, member, principal, agent, partner, officer, director, shareholder, employee, member of any association or otherwise). As used herein, "Restricted Period" shall mean for the period between the Closing Date and twelve (12) months after the termination of this Agreement in accordance with the provisions of Section 5 hereof. As used herein, "Competing Businesses" shall mean the following companies: Cisco, Brocade, Emulex, Qlogic, Maxxan, Ciena and similar competing companies, and any successor in interest, or any company that acquires, purchases or merges with one of these organizations, or becomes a successor in interest to any of these organizations, or any company that acquires or purchases all or substantially all of the technology of one of these organizations. The obligations of Consultant under this Section shall apply to all markets, domestic or foreign, in which the Company or, as applicable, its affiliate(s) for which Consultant actually performs Services, operates during the term of the Restricted Period. This Section survives any termination of this Agreement.

        9.     Confidentiality Agreement; Other Agreements. Consultant shall sign, or has signed, a confidentiality agreement as contained in the Company's standard form (the "Confidentiality Agreement"). Consultant agrees that he continues to be bound by Section 10 and 11 of Consultant's Amended and Restated Employment Agreement with CNT dated March 5, 2003 ("Employment Agreement").

        10.   Conflicts with this Agreement. Except as provided in the Employment Agreement, or in any other document, instrument or certificate executed by Consultant in connection with the Merger, Consultant represents and warrants that Consultant is not under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant warrants that Consultant has the right to disclose or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to the Company in the course of performance of the Services hereunder, without liability to such third parties. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the services required by this Agreement.

        11.   Miscellaneous.

          (a)   Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.

          (b)   Sole Agreement. This Agreement, including the Exhibits hereto, and the Confidentiality Agreement constitute the sole agreement of the parties with respect to the subject matter hereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof.

          (c)   Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

          (d)   Choice of Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Colorado without giving effect to the principles of conflict of laws.

          (e)   Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (f)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (g)   Arbitration. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Colorado law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision

          (h)   ADVICE OF COUNSEL. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

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        The parties have executed this Agreement as of the date first set forth above.

McDATA CORPORATION
By:	/s/ THOMAS O. MCGIMPSEY
Its	Vice President
Address:	380 Interlocken Crescent Broomfield, CO 80021
CONSULTANT
/s/ THOMAS G. HUDSON Signature
Address:	60 Gideons Point Tonka Bay, MN 55331

EXHIBIT A
DESCRIPTION OF CONSULTING SERVICES

        At the request of the Company in accordance with the terms of the Agreement, Consultant shall provide the below-listed Services to the Company during the term set forth in Section 5 of the Agreement:

        1.     Upon request, being an advocate of the combined company and making presentations to end users, channel partners, analysts and the sales and marketing teams.

        2.     Assisting the combined company with post-closing messaging and providing valued expertise on integration issues from time to time.

        3.     Provide requested personnel assessments.

        4.     Working on corporate priorities as directed that deliver the best value to shareholders.

        5.     Upon request, reviewing operations of McDATA and provide valued insight into approaches that improve revenue and EPS.

        6.     Upon request, reviewing product rollouts and changes to existing products.

        7.     Upon request, consulting on strategic issues, changes in the marketplace and tactical plans.

        8.     Performing such other duties consistent with the foregoing as reasonably requested of Consultant by the Company's CEO.

        It is anticipated that Consultant would not be requested to work more than 20 hours a week and that Consultant is free to pursue other employment opportunities.

A-1

EXHIBIT B
CONSIDERATION

        $31,250 on July 15, 2005

        $31,250 on October 15, 2005

        $31,250 on January 15, 2006

        $31,250 on or before March 15, 2006

        For a maximum total of $125,000. Provided, however, that in the event of the death of Consultant during the term of the Agreement and while consideration remains owing, the total unpaid consideration shall be paid on or before the payment date next scheduled on this Exhibit B.

        Consultant shall be responsible for all applicable taxes and required deductions.

B-1

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McDATA CORPORATION CONSULTING AND NON-COMPETITION AGREEMENT